January 15, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Citizens Community Bancorp, Inc. we cordially invite you to attend the 2007 annual meeting of shareholders. The meeting will be held at 4:00 p.m. local time, on February 21, 2008 at the Chippewa Falls branch office of Citizens Community Federal offices located at 427 West Prairie View Road, Chippewa Falls, Wisconsin.

The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year and entertain your questions and comments.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of Citizens Community Bancorp, Inc. and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

Sincerely,

[SIGNATURE CUT]

James G. Cooley

President and Chief Executive Officer

CITIZENS COMMUNITY BANCORP, INC.

2174 EastRidge Center

Eau Claire, Wisconsin 54701

(715) 836-9994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 21, 2008

Notice is hereby given that the annual meeting of shareholders of Citizens Community Bancorp, Inc. will be held at the Chippewa Falls branch office of Citizens Community Federal located at 427 West Prairie View Road, Chippewa Falls, Wisconsin, on February 21, 2008, at 4:00 p.m. local time.

A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of Citizens Community Bancorp, Inc. for three-year terms;

Proposal 2.	Approval of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan; and

Proposal 3.	Ratification of the appointment of Wipfli LLP as Citizens Community Bancorp, Inc.'s independent auditors for the fiscal year ending September 30, 2008.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on January 4, 2008, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

[SIGNATURE CUT]

James G. Cooley

President and Chief Executive Officer

Eau Claire, Wisconsin

January 15, 2008

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

Citizens Community Bancorp, Inc.
2174 EastRidge Center
Eau Claire, Wisconsin 54701
(715) 836-9994

PROXY STATEMENT
___________________________

ANNUAL MEETING OF SHAREHOLDERS
To be held on February 21, 2008
___________________________

Citizens Community Bancorp, Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of Citizens Community Bancorp, Inc. common stock for use at our annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about January 15, 2008. Certain of the information provided herein relates to Citizens Community Federal, a wholly owned subsidiary of Citizens Community Bancorp, Inc. Citizens Community Federal may also be referred to from time to time as the "Bank." References to "Citizens Community Bancorp, Inc.", "we", "us" and "our" refer to Citizens Community Bancorp, Inc. and, as the context requires, Citizens Community Federal.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

            Date:       February 21, 2008
            Time:      4:00 p.m., local time
            Place:      Citizens Community Federal office located at
                          427 West Prairie View Road
                      Chippewa Falls, Wisconsin

Matters to be Considered at the Annual Meeting.

At the meeting, shareholders of Citizens Community Bancorp, Inc. are being asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors of Citizens Community Bancorp, Inc. for three-year terms;

Proposal 2.	Approval of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan; and

Proposal 3.	Ratification of the appointment of Wipfli LLP as Citizens Community Bancorp, Inc.'s independent auditors for the fiscal year ending September 30, 2008.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on January 4, 2008, as the record date for shareholders entitled to notice of and to vote at the Citizens Community Bancorp, Inc. annual meeting. Only holders of record of Citizens Community Bancorp, Inc. common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Citizens Community Bancorp, Inc. common stock you own. On January 4, 2008, 6,815,989 shares of Citizens Community Bancorp, Inc. common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes." The proposals to elect directors and ratify auditors described in this proxy statement are considered "discretionary" items under the Nasdaq Stock Market rules.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

We maintain an employee stock ownership plan ("ESOP") which owns 8.35% of Citizens Community Bancorp, Inc. common stock. Employees of Citizens Community Bancorp, Inc. and Citizens Community Federal participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of Citizens Community Bancorp, Inc. common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of Citizens Community Bancorp, Inc. common stock held in the ESOP, but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Citizens Community Bancorp, Inc. common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after May 14, 2008. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal I: Election of Directors.

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Citizens Community Bancorp, Inc. common stock. Pursuant to our charter, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal II: Approval of Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan.

Approval of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Citizens Community Bancorp, Inc. Common Stock.  Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the 2008 Equity Incentive Plan.

Vote Required to Approve Proposal III: Ratification of the Appointment of Our Independent Auditors.

Ratification of the appointment of Wipfli LLP as our independent auditors for the fiscal year ending September 30, 2008, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Citizens Community Bancorp, Inc. common stock. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify Wipfli LLP as our independent auditors for the fiscal year ending September 30, 2008.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Citizens Community Bancorp, Inc. common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card. Shares of Citizens Community Bancorp, Inc. common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to Citizens Community Bancorp, Inc. with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees, "FOR" the proposal to approve the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan and "FOR" ratification of the appointment of Wipfli LLP as our independent auditors for the fiscal year ending September 30, 2008. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. No other matters are currently expected by the Board of Directors to be properly presented at the annual meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children--in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Citizens Community Bancorp, Inc. in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

Proxy Solicitation Costs.

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Citizens Community Bancorp, Inc. has retained Regan & Associates, Inc. as its proxy solicitor in connection with the annual meeting.  The anticipated cost of this engagement is approximately $6,000.

STOCK OWNERSHIP OF CITIZENS COMMUNITY BANCORP, INC. COMMON STOCK

Stock Ownership of Directors and Executive Officers and Five-Percent Owners.

The following table sets forth, as of the January 4, 2008 voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Citizens Community Bancorp, Inc. common stock other than directors and executive officers;

•	each director and director nominee of Citizens Community Bancorp, Inc.;

•	each current executive officer of Citizens Community Bancorp, Inc. named in the Summary Compensation Table appearing under "Executive Compensation" below; and

•	all current directors and executive officers of Citizens Community Bancorp, Inc. as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as Citizens Community Bancorp, Inc. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Citizens Community Bancorp, Inc.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the "SEC"). As of the record date, there were 6,815,989 shares of Citizens Community Bancorp, Inc. common stock outstanding. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after January 4, 2008, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owners	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

Beneficial Owners of More Than Five Percent Other than Directors and Named Executive Officers

Citizens Community Bancorp, Inc. Employee Stock Ownership Plan Trust(2) 2174 EastRidge Center, Eau Claire, Wisconsin 54701	568,942	8.35%

Directors and Named Executive Officers

Directors:
Richard McHugh(3)	200,724	2.94
Thomas C. Kempen(4)	24,491	*
Brian R. Schilling(4)	10,556	*
Donna E. Talmage(4)	11,013	*
David B. Westrate(4)	108,287	1.59
James G. Cooley(5)	173,980	2.54

Named Executive Officers:
John D. Zettler(6)	24,670	*
Timothy J. Cruciani(7)	48,914	*
Rebecca M. Johnson(8)	25,581	*
Directors and executive officers of Citizens Community Bancorp, Inc. as a group (9 persons)	628,216	9.06%
_________________
1.
Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power. Included in the shares beneficially owned by the directors and named executive officers are currently exercisable options to purchase shares of Citizens Community Bancorp, Inc. common stock as follows:

2.
Represents shares held by the ESOP. Of these shares, 67,962 have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of Citizens Community Bancorp, Inc. common stock allocated to his or her account.

3.
Includes 34,048 shares held by Mr. McHugh's spouse. Amount also includes 5,696 shares of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 8,544 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

4.
Amount includes 2,277 shares (5,696 shares with respect to Director Westrate) of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 8,544 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

5.
Amount includes 19,106 shares held by Mr. Cooley's spouse and 9,553 shares held by children living with Mr. Cooley. Amount also includes 22,785 shares of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 42,717 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

6.
Amount includes 3,645 shares of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 6,835 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

7.
Amount includes 10,252 shares of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 15,375 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

8.
Amount includes 4,556 shares of restricted stock granted pursuant to Citizens Community Bancorp's 2004 Restricted Stock Plan and 6,835 shares subject to options which are exercisable within 60 days of January 4, 2008, granted pursuant to Citizens Community Bancorp's 2004 Stock Option and Incentive Plan.

*       Less than one percent ownership.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires Citizens Community Bancorp, Inc.'s directors and executive officers, and persons who own more than ten percent of Citizens Community Bancorp, Inc.'s common stock to report their initial ownership of Citizens Community Bancorp, Inc.'s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Citizens Community Bancorp, Inc. is required to disclose in this proxy statement any late filings or failures to file.

Citizens Community Bancorp, Inc. believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that no late reports occurred during the fiscal year ended September 30, 2007. All Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL I -- ELECTION OF DIRECTORS

Our Board of Directors consists of six members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of Citizens Community Bancorp, Inc. and each nominee for director, including his or her age, position on the board and term of office. The Board of Directors selects nominees for election as directors. All of our nominees currently serve as Citizens Community Bancorp, Inc. directors or have been appointed by the Board to serve in such capacity. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age(1)	Position(s) Held with Citizens Community Bancorp, Inc. and Citizens Community Federal	Director Since(2)	Term to Expire

Director Nominees
Richard McHugh	64	Chairman	1985	2011
Thomas C. Kempen	66	Vice-Chairman	1982	2011

Directors Continuing in Office
Brian R. Schilling	53	Director	1987	2009
David B. Westrate	63	Director	1991	2009
Donna E. Talmage	81	Director	1984	2010
James G. Cooley	60	President and Chief Executive Officer	1993	2010
___________________
(1)   At September 30, 2007.
(2)   Includes service as a director of Citizens Community Federal and its predecessors.

Set forth below is the principal occupation of each director of Citizens Community Bancorp, Inc. and of each of the nominees for director. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

Richard McHugh. Mr. McHugh is the Owner/President of Choice Products, USA.

Thomas C. Kempen. Mr. Kempen is the owner of T. C. Kempen Landscaping Supplies & Consulting.

Brian R. Schilling. Mr. Schilling is the Managing Partner of W.J. Bauman Associates, LTD, a certified public accounting firm.

David B. Westrate. Mr. Westrate currently serves as planning supervisor for Sterling Education Services, Co., a position he has held for three years. Prior to that time, he was not employed.

Adonis E. ("Donna ") Talmage. Ms. Talmage is currently retired. Prior to her retirement, she was an accountant and data processor for Consumers Co-Op Association.

James G. Cooley. Mr. Cooley is President and Chief Executive Officer of Citizens Community Federal, a position he has held since 1987.

BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES

AND CORPORATE GOVERNANCE MATTERS

Meetings

The Board of Directors of Citizens Community Bancorp, Inc. generally meets on a monthly basis, holding additional special meetings as needed. During fiscal 2007, the Board of Directors of Citizens Community Bancorp, Inc. held twelve regular meetings and two special meetings. Meetings of the Board of Directors of Citizens Community Federal are also generally held on a monthly basis. In 2007, the Board of Directors of Citizens Community Federal held twelve regular meetings and one special meeting. No director of Citizens Community Bancorp, Inc. or of the Bank attended fewer than 75% of the Board meetings and meetings of the committees on which they served during the period they were directors.

Committees and Charters

The Board of Directors of Citizens Community Bancorp, Inc. has standing Compensation, Audit and Nominating Committees.

The Compensation Committee is currently comprised of Directors McHugh and Westrate. The Compensation Committee is responsible for reviewing all issues pertaining to executive compensation, reviewing and recommending all changes in employee benefit plans and making recommendations to the Board regarding director compensation. This committee met one time in fiscal 2007.

The Board of Directors has adopted written charters for its Audit and Nominating Committees, as well as a written Code of Business Conduct and Ethics that applies to all our directors, officers, and employees. You may obtain a copy of these documents free of charge by writing to: John D. Zettler, Chief Financial Officer, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, or by calling (715) 836-9994. Our Audit Committee and Nominating Committee charters were attached to the proxy statement filed for the Annual Meeting held on February 22, 2007 as Appendices A and B, respectively. In addition, our Code of Business Conduct and Ethics was filed with the SEC as Exhibit 14 to Citizens Community Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The Audit Committee of Citizens Community Bancorp, Inc. operates under a written charter adopted by the full Board of Directors. The Audit Committee currently has three members, including directors McHugh, Schilling and Westrate, each of whom is an "independent director" under the standards established by the SEC for members of audit committees as required by the Nasdaq Rules. Mr. Schilling is an "audit committee financial expert" as defined in the rules of the SEC.

This committee is responsible for the review of the company's annual audit report prepared by our independent auditors. The functions of the Audit Committee include:

•
reviewing significant financial information including all quarterly reports and press releases containing financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ascertaining the existence of effective accounting and internal control systems; and

•	overseeing the entire audit function including reviewing all reports received from the independent auditor.

In fiscal 2007, this committee met six times.

During fiscal 2007, the full Board of Directors acted as a nominating committee for the selection of nominees for election as directors and met one time for this purpose. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the Meeting identified in this Proxy Statement were recommended to the Board by the newly appointed Nominating Committee.

The Nominating Committee operates under a formal written charter adopted by the Board, under which the Nominating Committee has the following responsibilities:

•	recommend to the Board the appropriate size of the Board, and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in Citizens Community Bancorp, Inc.'s charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to Citizens Community Bancorp, Inc.'s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•
review nominations submitted by stockholders, which have been addressed to Citizens Community Bancorp, Inc.'s Secretary, and which comply with the requirements of Citizens Community Bancorp, Inc.'s charter and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board. Board Member Attendance at Annual Stockholders Meetings.

Although Citizens Community Bancorp, Inc. does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Every director of the company attended last year's annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Citizens Community Bancorp, Inc. specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of Citizens Community Bancorp, Inc. operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Citizens Community Bancorp, Inc.'s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with Citizens Community Bancorp, Inc.'s independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Citizens Community Bancorp, Inc.'s internal controls, and the overall quality of Citizens Community Bancorp, Inc.'s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption "Relationship with Independent Auditors " below.

Citizens Community Bancorp, Inc.'s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

•	The Audit Committee has reviewed and discussed with Citizens Community Bancorp, Inc.'s management Citizens Community Bancorp, Inc.'s fiscal 2007 audited financial statements;

•
The Audit Committee has discussed with Citizens Community Bancorp, Inc.'s independent auditors (Wipfli LLP) the matters required to be discussed by Statement on Auditing Standards No. 61 and requirements of the SEC;

•
The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from Citizens Community Bancorp, Inc. and its related entities) and has discussed with the auditors their independence from Citizens Community Bancorp, Inc.; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2007 audited financial statements be included in Citizens Community Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

David B. Westrate
Brian R. Schilling
Richard McHugh

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

For the fiscal year ended September 30, 2007, Wipfli LLP ("Wipfli") provided various audit and non-audit services to Citizens Community Bancorp, Inc. Set forth below are the aggregate fees billed for these services:

(a)
Audit Fees: Aggregate fees billed for professional services rendered for the audit of Citizens Community Bancorp, Inc.'s annual financial statements and review of financial statements included in Citizens Community Bancorp, Inc.'s Quarterly Reports on Form 10-Q: 2007 - $91,300; 2006 - $92,500; 2005 - $64,000.

(b)	Audit Related Fees: Aggregate fees billed for professional services rendered related to consultation on accounting matters: 2007 - $9,600; 2006 -$12,100; 2005 - $5,600.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: 2007 - $25,000; 2006 -$12,900; 2005 -$11,450.

(d)
All other fees: Aggregate fees billed for retirement plan accounting and consulting services and compliance examinations: 2007 - $34,800; 2006 - $24,800; 2005 - $27,050. Second step conversion and reorganization: 2007 - $7,800; 2006 - $70,300; 2005 - $0. Merger with Community Plus Savings Bank: 2007 - $0; 2006 - $0; 2005 - $33,000.  Total of all other fees: 2007 - $42,600; 2006 - $95,100; 2005 - $60,050.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services. None of the services provided by Wipfli LLP described in items (b)-(d) above were approved by the Audit Committee pursuant to a waiver of the preapproval requirements of the SEC's rules and regulations.

Director Independence

Each of our directors other than Mr. Cooley, President and Chief Executive Officer of Citizens Community Bancorp, Inc., qualify as "independent" in accordance with the published listing requirements of the Nasdaq Global Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and Citizens Community Bancorp, Inc. with regard to each director's business and personal activities as they may relate to Citizens Community Bancorp, Inc. and its management.

Stockholder Communications with Directors

Stockholders may communicate directly with the Board of Directors by writing to: Richard McHugh, Independent Director, 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

PROPOSAL II

APPROVAL OF CITIZENS COMMUNITY BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

Purpose

The purpose of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan ("Incentive Plan") is to promote the long-term success of Citizens Community Bancorp, Inc. and increase shareholder value by:

•	attracting and retaining key employees and directors;

•	encouraging directors and key employees to focus on long-range objectives; and

•	further linking the interests of directors, officers and employees directly to the interests of the shareholders.

The Incentive Plan, if approved by shareholders, will provide Citizens Community Bancorp, Inc. with an additional tool to attract, motivate and retain the most qualified management and other personnel and link the interests of directors, officers and employees with the interests of shareholders.  In furtherance of these objectives, our Board of Directors has adopted the Incentive Plan, subject to approval by the shareholders at this meeting.

The Incentive Plan will allow Citizens Community Bancorp, Inc. to grant or award stock options, stock appreciation rights, restricted stock and restricted stock units to directors, advisory directors, officers and other employees of Citizens Community Bancorp, Inc. or Citizens Community Federal.  The Incentive Plan will become effective as of the date it is approved by the shareholders.

A summary of the Incentive Plan is set forth below.  This summary is, however, qualified by and subject to the more complete information set forth in the Incentive Plan, a copy of which is attached to this document as Appendix A.  We believe the Incentive Plan complies with the requirements of the Office of Thrift Supervision.  The Office of Thrift Supervision does not endorse or approve the Incentive Plan in any manner.

If this plan is approved, and awards are granted under the plan, it may have a dilutive effect on Citizens Community Bancorp, Inc.'s shareholders and will impact Citizens Community Bancorp, Inc.'s net income and shareholders' equity, although the actual results cannot be determined until the plan is implemented.

Administration of the Incentive Plan

The Incentive Plan will be administered by a committee of the Board of Directors of Citizens Community Bancorp, Inc., consisting of at least two members, each of whom must be a "Non-Employee Director" and an "Outside Director," as those terms are described in the Incentive Plan (the "Incentive Plan Committee").  The Incentive Plan Committee will:

•	select persons to receive stock options, stock appreciation rights and restricted stock awards from among the eligible participants;

•	determine the types of awards and the number of shares to be awarded to participants;

•	set the terms, conditions and provisions of the stock options or stock appreciation rights and restricted stock awards consistent with the terms of the Incentive Plan; and

•	establish rules for the administration of the Incentive Plan.

The Incentive Plan Committee has the power to interpret the Incentive Plan and to make all other determinations necessary or advisable for its administration.

In granting awards under the Incentive Plan, the Incentive Plan Committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to Citizens Community Bancorp, Inc. and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

Number of Shares That May Be Awarded

The aggregate number of shares of common stock of Citizens Community Bancorp, Inc. reserved and available for issuance under the Incentive Plan is 597,605, which represents 8.40% of the total outstanding shares.  The fair market value of such shares is approximately $5.1 million, based on the closing price of the common stock of Citizens Community Bancorp, Inc. on January 7, 2008.  Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the Incentive Plan count against this total number of shares available under the Incentive Plan.  The 597,605 shares of Citizens Community Bancorp, Inc. common stock available under the Incentive Plan are subject to adjustment in the event of certain business reorganizations.

The Incentive Plan provides for the use of authorized but unissued shares or treasury shares to fund awards.  Treasury shares are previously issued shares of Citizens Community Bancorp, Inc. common stock that are no longer outstanding as a result of having been repurchased or otherwise reacquired by the company.  We intend to fund awards under the Incentive Plan with treasury shares to the extent available.  To the extent we use authorized but unissued shares, rather than treasury shares, to fund awards under the plan, the awards will have the effect of diluting the holdings of persons who own our common stock.  Assuming all awards under the Incentive Plan are awarded and exercised through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 7.75%.

Under the Incentive Plan, the Incentive Plan Committee may grant stock options and stock appreciation rights that, upon exercise, result in the issuance of 426,860 shares of Citizens Community Bancorp, Inc. common stock.  This amount represents 6.00% of the amount of Citizens Community Bancorp, Inc. common stock currently outstanding.  The Incentive Plan also provides that no person may be granted stock options and stock appreciation rights with respect to more than 106,715 shares of Citizens Community Bancorp, Inc. common stock.  Under the Incentive Plan, the Incentive Plan Committee may grant restricted stock and restricted stock units for an aggregate of 170,745 shares of Citizens Community Bancorp, Inc. common stock.  This amount represents 2.40% of the amount of shares outstanding.  The Incentive Plan also provides that no person may be granted restricted stock or restricted stock units for more than 42,686 shares of Citizens Community Bancorp, Inc.

Eligibility to Receive Awards

The Incentive Plan Committee may grant awards under the Incentive Plan to directors, advisory directors, officers and employees of Citizens Community Bancorp, Inc. and its subsidiaries.  The Incentive Plan Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  There are approximately 169 individuals who currently are eligible to receive awards under the Incentive Plan.

Terms and Conditions of Awards Under the Incentive Plan

Stock Options.  The Incentive Plan Committee may grant stock options to purchase shares of Citizens Community Bancorp, Inc. common stock at a price that is not less than the fair market value of the common stock on the date the option is granted.  The fair market value is the last sale price as quoted on the NASDAQ Global Market.

Stock options may not be exercised later than 10 years after the grant date.  Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the Incentive Plan to officers and employees may be designated as "incentive stock options."  Incentive stock options may not be exercised later than 10 years after the grant date.  Options that are not designated and do not otherwise qualify as incentive stock options are referred to in this document as "non-qualified stock options."

The Incentive Plan Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made.  Unless otherwise determined by the Incentive Plan Committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock option by its terms if sooner.

Stock options granted and outstanding will require an expense accrual by Citizens Community Bancorp, Inc. each quarter based on the anticipated value of the options.  This valuation is based on a number of factors, including the vesting period for the options, the exercise price and the fair market value of the common stock.

Stock Appreciation Rights.  The Incentive Plan Committee may grant stock appreciation rights, which give the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price.  The exercise price may not be less than the fair market value of the common stock on the date the right is granted.  Upon the exercise of a stock appreciation right, the holder will receive the amount due in shares of Citizens Community Bancorp, Inc. common stock.  Stock appreciation rights may be related to stock options ("tandem stock appreciation rights"), in which case the exercise of one award will reduce to that extent the number of shares represented by the other award.  Stock appreciation rights may not be exercised later than 10 years after the grant date.

Unless otherwise determined by the Incentive Plan Committee or set forth in the written award agreement evidencing the grant of the stock appreciation right, upon termination of service of the participant for any reason other than for cause, all stock appreciation rights then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock appreciation right by its terms if sooner.
The Incentive Plan Committee will determine the time or times at which a stock appreciation right may be exercised in whole or in part; however, except as described under "Acceleration of Vesting," all rights granted must vest over at least five years.

Stock appreciation rights will require an expense accrual by Citizens Community Bancorp, Inc. each year for the appreciation on the stock appreciation rights that it anticipates will be exercised.  The amount of the accrual is dependent upon whether, and the extent to which, the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.

Restricted Stock Awards.  The Incentive Plan Committee is authorized to grant restricted stock, which are shares of Citizens Community Bancorp, Inc. common stock subject to forfeiture and limits on transfer until the shares vest, and restricted stock units, which are rights to receive shares of Citizens Community Bancorp, Inc. common stock subject to similar limits as on restricted stock.

During the vesting period the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares.  No such rights apply to restricted stock units, until shares are issued for those units.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

The Incentive Plan Committee has the right to determine any other terms and conditions, not inconsistent with the Incentive Plan, upon which a restricted stock award shall be granted.

Acceleration of Vesting

Upon a change in control of Citizens Community Bancorp, Inc. or upon the termination of the award recipients' service due to death or disability, all unvested awards under the Incentive Plan vest as of the date of that change in control or termination.

Subject to compliance with applicable OTS regulations, the Incentive Plan Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.

Forfeiture of Awards

If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder.  Upon any termination of service for cause, all stock options or stock appreciation rights not previously exercised shall be immediately forfeited by the holder.

Transferability of Awards

Stock options, stock appreciation rights and unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance.  Stock options and stock appreciation rights may be transferred during the lifetime of the holder to whom it was awarded only pursuant to a qualified domestic relations order.

Amendment and Termination of the Incentive Plan

The Incentive Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The board of directors may at any time amend, suspend or terminate the Incentive Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the Incentive Plan that will:  (i) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (ii) materially increase the benefits accruing to participants under the Incentive Plan; (iii) materially change the requirements as to eligibility for participation in the Incentive Plan; or (iv) change the class of persons eligible to participate in the Incentive Plan.  No amendment, suspension or termination of the Incentive Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

Under current federal tax law, non-qualified stock options granted under the Incentive Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to Citizens

Community Bancorp, Inc.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by Citizens Community Bancorp, Inc.  The optionee's tax basis for the shares is the market value of the shares at the time of exercise.

Neither the grant nor the exercise of an incentive stock option under the Incentive Plan will result in any federal tax consequences to either the optionee or Citizens Community Bancorp, Inc., although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee's alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and Citizens Community Bancorp, Inc. will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied.  If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise.  Citizens Community Bancorp, Inc. will be entitled to a corresponding deduction.

Recipients of shares granted under the Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock.  Recipients of shares granted under the Incentive Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Proposed Awards Under the Incentive Plan

No awards have been proposed by the Board of Directors as of the date of this proxy statement.

Vote Required for Approval

Approval of the Incentive Plan requires the affirmative vote of a majority of the shares actually cast, in person or by proxy, on the matter at the annual meeting.

Your Board of Directors recommends that you vote "FOR" this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2007, with respect to compensation plans under which shares of common stock were issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans

Equity Compensation Plans Approved By Security Holders	190,806	$7.04	89,413
Equity Compensation Plans Not Approved By Security Holders	---	---	---

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary and broad-based benefits programs.

The Compensation Committee has full responsibility and discretion to evaluate and compensate our executive officers within the parameters of our compensation principles and philosophy.  It oversees or administers all Company and Bank compensation plans and reviews Mr. Cooley's performance on an annual basis.  Though the overall responsibility for setting compensation belongs to the Compensation Committee, Mr. Cooley assists the Committee in establishing compensation levels and forms for senior level employees, except himself.  Mr. Cooley reviews all the other executive officers and provides the Compensation Committee with those reviews and compensation recommendations for all those other executive officers.  Only the Committee establishes Mr. Cooley's compensation.

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and the other four most highly-compensated executive officers, which are collectively referred to as the named executive officers.

The Objectives of our Executive Compensation Program

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives in the highly competitive banking industry;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•
Provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by company/team and individual results and, since our public offering, the creation of shareholder value;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	Foster a shared commitment among executives by coordinating their company/team and individual goals; and

•	Compensate our executives to manage our business to meet our long-range objectives.

•	Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base Salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at market pay levels.	Keep our annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with us.
Annual cash incentive	Presently, Citizens does not provide performance incentives for executives.
Retirement benefits
Tax-deferred 401(k) plan in which all employees can choose to defer compensation for retirement. We provide a matching contribution to eligible employees and employees can vest in Citizens Bank's contributions with each year of service with full vesting after 5 years of service. We do not allow employees to invest these savings in company stock.

Provide employees the opportunity to save for their retirement. Account balances are affected by contributions. Employees may direct the investment of their entire account balance, including employer contributions. The 401(k) Plan is described in more detail on page 22 of this proxy statement.

In March 2004, an ESOP feature was added to Citizens Community Federal. Shares of  Citizens Community Bancorp, Inc. stock are allocated to all eligible employees with full vesting after 5 years of service.

To reward employees for the success of Citizens Community Federal and to create ownership among the employee population, aiding in recruitment and retention of employees. The ESOP is described in more detail on pages 22 and 23 of this proxy statement.

The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the named executive officers to defer a portion of their annual compensation. Deferred amounts and earnings are unfunded.
Provides a tax-deferred retirement savings alternative. The Deferred Compensation Plan is described in more detail on page 21 of this proxy statement.
	The Supplemental Executive Retirement Plan (SERP) is an unfunded, non-contributory program. The SERP applies only to certain key employees.	The SERP supplements the total retirement benefits for certain key employees. The SERP is described in more detail on pages 22 and 25 of this proxy statement.
Health & welfare benefits	Fixed component. The same/comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families
Continuation of health and welfare benefits may occur as part of severance upon certain terminations of employment.
Change in Control and Termination Benefits
We have an employment agreement with the CEO and certain officers, including our named executive officers. The employment agreements provide for certain payments over a two to three year period in the event of a termination other than for cause, death or disability.

The employment agreements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on pages 21 and 22 of this proxy statement.

We consider market pay practices and practices of peer companies in determining the amounts to be paid. Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive with peer companies.

Determination of Appropriate Pay Levels

Pay Philosophy and Competitive Standing

We strive to provide a total compensation package that is competitive with total compensation provided by industry peer groups in order to attract and retain executives with the ability and the experience necessary to lead us and deliver strong performance to Citizens Community Federal.

We target base salaries to be within a range established for each position according to demand for the position in the marketplace, needs of our organization, experience and relationship to competitive market data surveys.  We believe our executive compensation packages are reasonable when considering our business strategy, our compensation philosophy and the competitive market pay data.

With the assistance of the American Community Banker's Salary survey, we collected and analyzed competitive market data.  We compare compensation paid to our named executive officers with compensation paid to executive officers in comparable positions at similar companies (or "Comparison Group"). The Comparison Group includes companies from the banking and financial services industry in which we compete, particularly financial institutions and financial institution holding companies of similar size to Citizens Community Federal. This information is used to determine our competitive position among similar companies in the marketplace, and to assist us in setting our targeted pay at the desired range relative to our peers.   All of our named executive officers' base salaries fall within the American Community Banker's compensation guidelines.

2007 Base Salary

Our base salary levels reflect a combination of factors, including competitive pay levels relative to peer groups discussed above, the executive's experience and tenure, our overall annual budget, the executive's individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percent of total compensation.

As noted above, our compensation philosophy targets base salaries that are consistent with the market for comparable positions. The base salaries of our named executive officers compared to competitive benchmarking reflect our philosophy. Base salary increases are consistent with marketplace data and practice. Base pay increases granted to Ms. Johnson, Mr. Cruciani and Mr. Cooley for 2007 ranged from 3.0% to 9.0% and were established after considering job performance, internal pay alignment, and marketplace competitiveness.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

In determining whether to increase or decrease compensation to our executive officers, including our named executive officers, annually we take into account the changes (if any) in the market pay levels based on our survey information, the contributions made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and role of the executive officer. In addition, we consider the executive officers' current base salary in relation to the roles and responsibilities of their positions compared to market as identified through market data.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost of the Company with the benefit value to the executive.

With regard to Code Section 162(m), it is the Compensation Committee's intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. The

2008 Equity Incentive Plan is being submitted for approval by shareholders in this proxy statement, and permits the award of stock options, SARs and other equity awards that are fully deductible under Code Section 162(m).

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

Role of Executive Officers in Determining Compensation

The compensation committee meets outside the presence of all our executive officers, including the named executive officers, to consider appropriate compensation for our chief executive officer. For all other named executive officers, the committee meets outside the presence of all executive officers, except our chief executive officer. Mr. Cooley, our chief executive officer, or CEO, annually reviews each other named executive officer's performance with the committee and makes recommendations to the compensation committee with respect to the appropriate base salary. Based in part on these recommendations from our CEO and other considerations already discussed, the compensation committee approves the annual compensation package of our executive officers other than our CEO. The compensation committee also annually analyzes our CEO's performance and determines his base salary on its assessment of his performance along with guidance from the American Community Banker's Salary survey. The annual performance review discussion of our executive officers held with the CEO are considered by the compensation committee when making decisions on setting base salaries.

2007 Summary Compensation Table

The following table sets forth information concerning the compensation earned in 2007 by: (i) our principal executive officer and principal financial officer; and (ii) the four other most highly compensated executive officers whose salary and bonus during the fiscal year ended September 30, 2007, exceeded $100,000.  We will use the term "named executive officers" in this proxy statement to refer to the officers listed in the table.  There were no bonuses paid to the named executive officers during the fiscal year.

Name and Principal Position	Fiscal Year	Salary	Change in Pension Value and Nonqualified Deferred Compensation Earnings(1)	All Other Compen- sation(2)	Total

James G. Cooley (3) President and Chief Executive Officer	2007	$241,725	$97,545	$32,217	$371,487
John Zettler (4) Chief Financial Officer	2007	115,009	8,120	15,010	141,584
Timothy Cruciani (5) Executive Vice President	2007	116,417	9,704	15,881	142,002
Rebecca Johnson (6) Senior Vice President MIC and Accounting	2007	98,132	6,060	12,942	117,134
Johnny W. Thompson (7) Chief Administrative Officer	2007	121,220	16,668	13,413	151,301
Brian P. Ashley (8) Senior Vice President	2007	173,466	28,716	14,313	187,779
______________

1.
Amount reported reflects the aggregate change from fiscal 2006 to fiscal 2007 in the actuarial present value of the named executive officer’s accumulated benefit under the Bank’s supplemental executive retirement plan.

2.
The Bank's contributions under its 401(k) plan, term life insurance premiums paid by the Bank on behalf of the officers, ESOP allocations and dividends on unvested restricted stock.  This amount does not include personal benefits or perquisites, because none of the named executive officers received more than $10,000 worth of such benefits in the aggregate.

3.
The amount includes $7,278 in contributions by the Bank under its 401(k) plan, $926 in term life insurance premiums paid by the Bank on behalf of Mr. Cooley, $20,077 in ESOP allocations and $3,935 in dividends on unvested restricted stock.

4.
The amount includes $3,450 in contributions by the Bank under its 401(k) plan, $442 in term life insurance premiums paid by the Bank on behalf of Mr. Zettler, $10,488 in ESOP allocations and $630 in dividends on unvested restricted stock.

5.
The amount includes $3,493 in contributions by the Bank under its 401(k) plan, $446 in term life insurance premiums paid by the Bank on behalf of Mr. Cruciani, $10,219  in ESOP allocations and $1,724 in dividends on unvested restricted stock.

6.
The amount includes $2,944 in contributions by the Bank under its 401(k) plan, $377 in term life insurance premiums paid by the Bank on behalf of Ms. Johnson, $8,855  in ESOP allocations and $766 in dividends on unvested restricted stock.

7.
The amount includes $1,260 in contributions by the Bank under its 401(k) plan, $194 in term life insurance premiums paid by the Bank on behalf of Mr. Thompson, $11,430 in ESOP allocations and $529 in dividends on unvested restricted stock.  On December 22, 2006, Mr. Thompson signed a Transition Employment Agreement and Release in which he agreed that his employment with the Bank would terminate on February 5, 2007.  The amounts shown in the table reflect his payout under the Agreement.

8.
The amount includes $1,005 in contributions by the Bank under its 401(k) plan, $186 in term life insurance premiums paid by the Bank on behalf of Mr. Ashley and $13,122 in ESOP allocations.  On December 18, 2006, Mr. Ashley entered into a Separation Agreement with the Bank, under which his position with the Bank was terminated on January 1, 2007.  In connection with his termination, Mr. Ashley received the amounts shown in the table.

Outstanding Equity Awards at September 30, 2007

The following table sets forth for each named executive officer information concerning stock options, restricted stock and other equity incentive plan awards that have not vested or been earned at September 30, 2007.

	Options Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Name	Exercisable	Unexercisable

James G. Cooley	42,717	28,478	7.04	2/14/15	11,392	$107,654
John Zettler	6,835	4,557	7.04	2/14/15	2,733	25,827
Timothy Cruciani	15,375	10,250	7.04	2/14/15	6,151	58,126
Rebecca Johnson	6,835	4,557	7.04	2/14/15	2,733	25,827
Johnny W. Thompson	---	---	---	---	---	---
Brian P. Ashley	---	---	---	---	---	---
___________________
1.	Value is based on the $9.45 closing price of a share of the Company’s stock on September 30, 2007.

Option Exercises and Stock Vested in 2007

The following table sets forth certain information with respect to the exercise of stock options and vesting of restricted stock for each named executive officer during the year ended September 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

James G. Cooley	---	$ ---	5,695	$54,843
John Zettler	---	---	911	8,773
Timothy Cruciani	---	---	2,050	19,742
Rebecca Johnson	---	---	911	8,773
Johnny W. Thompson	4,556	10,297	---	---
Brian P. Ashley	---	---	---	---
_____________
1.	Value realized on exercise represents the excess of the fair market value of the shares acquired at exercise over the exercise price of the option.
2.	Value realized on vesting represents the fair market value of the shares on vesting date.

Non-qualified Deferred Compensation

Deferred Compensation Plan.  As a result of the Bank's acquisition of Community Plus Savings Bank, the Bank maintains a deferred compensation plan that allows selected management and highly compensated employees to defer a portion of their current base salary into the plan until his or her termination of service, disability or a change in control.  There is no limit regarding how much of a participants’ compensation may be deferred.  The plan earns money by adding 2% to cost of funds at the end of the calendar year.  Currently, Mr. Ashley is the only participant in the plan.

Name	Name of Plan	Executive Contributions in 2007	Company Contributions in 2007	Aggregate Earnings in 2007	Aggregate Balance at 9/30/2007

James G. Cooley	Deferred Compensation	$ ---	$ ---	$ ---	$ ---
John Zettler	Deferred Compensation	---	---	---	---
Timothy Cruciani	Deferred Compensation	---	---	---	---
Rebecca Johnson	Deferred Compensation	---	---	---	---
Johnny W. Thompson	Deferred Compensation	---	---	---	---
Brian P. Ashley	Deferred Compensation	9,924	---	12,336	242,930

Potential Termination and Change in Control Payments

In addition to the payments and benefits provided to the named executive officers upon their regular retirement, disability or death or upon the termination of their employment by the Bank for cause or by the officer voluntarily, which are described in this proxy statement, the named executive officers are entitled to additional benefits or accelerated vesting under our compensation plans upon a termination by the Bank without cause, a constructive termination, or a termination in connection with a change in control by the Company or the Bank.

Employment Agreements with Named Executives.  Citizens Community Federal currently has rolling three-year employment agreements with Mr. Cooley, Mr. Zettler, Mr. Cruciani, and Ms. Johnson.   Under these employment agreements, the salary levels for fiscal 2007 were $241,725, $115,009, $116,417 and $98,132, respectively. The agreements also provide for equitable participation by officers in Citizens Community Federal's employee benefit plans.

The agreements may be terminated by Citizens Community Federal at any time or by the executive if he or she is assigned duties inconsistent with their title, duties, responsibilities and status.  In the event that the officer's employment is terminated without cause or constructively terminated, Citizen Community Federal would be required to honor the terms of the agreement through the expiration of the contract, including payment of the then-current cash compensation.

The employment agreements include an agreement not to compete with Citizens Community Federal with regard to the delivery of financial services for a period of 12 months following termination of employment. The value of compensation and benefits payable under the agreements is capped so as to prevent imposition of the golden parachute sanctions under Sections 280G and 4999 of the Internal Revenue Code.

Supplemental Executive Retirement Plan.  Our Supplemental Executive Retirement Plan ("SERP"), which provides benefits to our directors, also provides benefits to certain key employees selected by the Compensation Committee upon retirement.  This plan is an unfunded, non-contributory defined benefit under which we will pay supplemental pension benefits to certain key employees upon retirement.  Benefits are based on a formula that includes participants’ past and future earnings and years of service.  All executive officers in the Summary Compensation Table are participants in this plan.  For a detailed description of the SERP, see the description on page 25 under "Non-Employee Director Compensation."

401(k) Plan.   We offer our employees a 401(k) plan, which is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code.  All employees who have attained age 21 and completed twelve months of continuous employment, during which they worked at least 1,000 hours, are eligible to participate.

Participants are permitted to make salary reduction contributions to the 401(k) Plan of up to 100% of their salary, up to a maximum of $15,000 ($20,000 for employees over 50 years of age).  We match each contribution in an amount equal to 150% of the participant’s 401 (k) deferrals for the year up to 3% of their salary.  All contributions made by participants are before-tax contributions.  All participant contributions and earnings are fully and immediately vested.  All matching contributions are vested at a rate of 20% per year after a two year period over a five-year period commencing after one  year of employment with us.  However, in the event of retirement at age 65 or older, permanent disability or death, a participant will automatically become 100% vested in the value of all matching contributions and earnings thereon, regardless of the number of years of employment.

Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan.  Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.  All named executive officers in the Summary Compensation Table received 3% contributions during our last fiscal year.

Employee Stock Ownership Plan.  Citizens Community Federal established an employee stock ownership plan in 2004 for employees of Citizens Community Federal.  The plan was continued during the second step conversion process in October of 2006 and now owns over 8% of the shares of common stock of Citizens Community Bancorp, Inc.

The employee stock ownership plan borrowed funds from the CCBI to purchase shares of common stock of this entity.  The interest rate payable on these loans is fixed at the prime rate of interest at the time the loans were made, and that stock purchases with loan proceeds serves as collateral for this loan.  Shares purchased by the employee stock ownership plan with the proceeds of the loan are held in a suspense account.  As Citizens Community Federal repays those loans over a ten-year period, shares are released to participants' accounts.

In any plan year, we may make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by us or upon the sale of our treasury shares.  These purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions by Citizens Community Federal.  The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares released from the employee stock ownership plan are allocated to each eligible participant's employee stock ownership plan account based on the ratio of each such participant's compensation to the total compensation of all eligible employee stock ownership plan participants.  Forfeitures are reallocated among remaining participating employees and may reduce any amount we might otherwise have contributed to the employee stock ownership plan.   The account balances of participants within the employee stock ownership plan become 100% vested after five years of service.  Credit for eligibility and vesting is given for years of service prior to adoption of the employee stock ownership plan.  In the case of a "change in control," as defined in the employee stock ownership plan, which triggers a termination of the employee stock ownership plan, participants will become immediately fully vested in their account balances.  Benefits are payable upon retirement or other separation from service.  Our contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

First Bankers Trust Company of Quincy, Illinois, serves as trustee of the employee stock ownership plan.  Under the employee stock ownership plan, the trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of the participating employees, and unallocated shares are voted in the same ratio on any matter as those allocated shares for which instructions are given.

GAAP requires that any third party borrowing by the employee stock ownership plan be reflected as a liability on Citizens Community Bancorp, Inc.'s balance sheet.  Since the employee stock ownership plan borrows from Citizens Community Bancorp, Inc., such obligations are not treated as a liability, but are excluded from stockholders' equity until repaid.  If the employee stock ownership plan purchases newly issued shares, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

The employee stock ownership plan is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor thereunder.  The IRS has provided a favorable determination that the employee stock ownership plan is a tax-qualified plan.

Other Stock Benefit Plans.  On February 4, 2005, our executive officers were awarded options to purchase shares of common stock of Citizens Community Bancorp under Citizens Community Bancorp's 2004 Stock Option and Incentive Plan, at an exercise price equal to the fair market value of the common stock on the date of grant.  These options are exercisable at a rate of 20% annually during continued service as an employee.  Upon disability, death, or a change in control, these awards become 100% exercisable.  On that same date, our executive officers were awarded restricted stock under the 2004 Recognition and Retention Plan.  The restricted stock vests at a rate of 20% annually during continued service as an employee.  Upon death, disability or a change in control, these awards become 100% exercisable.  We have adopted, subject to shareholder approval, an equity incentive plan for the benefit of selected directors, officers and employees. See "Proposal II - Approval of the Citizens Community Bancorp, Inc. Equity Incentive Plan" in this proxy statement for a detailed description of the plan.

The following table summarizes the additional or accelerated payments, benefits or vesting for named executive officers in the event of that person’s termination by the Bank without cause, a constructive termination or a termination in connection with a change in control of the Company or the Bank, assuming it had occurred on September 30, 2007.

Name	Name of Compensation Component or Plan		Termination Without Cause or Constructive Termination(3)	Change in Control With No Termination	Termination in Connection With or Following a Change in Control
James G. Cooley	Employment Agreement	(1)	$241,725	---	$ 241,725
	SERP		164,591	---	1,555,336
	Restricted stock plan	(2)	107,654	---	107,654

John Zettler	Employment Agreement	(1)	$115,009	---	$ 115,009
	SERP		26,001	---	189,472
	Restricted stock plan	(2)	25,827	---	25,827

Timothy Cruciani	Employment Agreement	(1)	$116,417	---	$ 116,417
	SERP		23,337	---	170,059
	Restricted stock plan	(2)	58,126	---	58,126

Rebecca Johnson	Employment Agreement	(1)	$ 98,132	---	$ 98,132
	SERP		19,804	---	144,314
	Restricted stock plan	(2)	25,827	---	25,827

Johnny Thompson	Employment Agreement	(1)	$ ---	---	$ ---
	SERP		---	---	---
	Restricted stock plan	(2)	---	---	---

Brian Ashley	Employment Agreement	(1)	$ ---	---	$ ---
	SERP		---	---	---
	Restricted stock plan	(2)	---	---	---
_____________________
1.
Presumes that the employment agreement has a full three-year term on September 30, 2007 termination date and that the payout is based on the 2007 compensation levels.  The executive will be entitled to receive the amount shown annually for the term of the agreement.

2.	Amount represents the value of the executive’s unvested shares of restricted stock based on the $9.45 closing price of a share of the Company’s stock on September 30, 2007.
3.	Amount under SERP represents annual payment for a period of 15 years for Mr. Cooley and 10 years for Messrs. Zettler and Cruciani and Ms. Johnson.

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation

The following table provides compensation information for each member of our board of directors during the year ended September 30, 2007 (except for Mr. Cooley, whose compensation is reported as a named executive officer).  No stock options were awarded to directors during 2007.

Name	Fees Earned or Paid in Cash	Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation(1)	Total

Richard McHugh	$18,000	$7,076	---	$25,076
Thomas C. Kempen	8,000	(638)	---	7,362
Brian R. Schilling	7,333	1,688	---	9,021
Donna E. Talmage	8,000	(638)	---	7,362
David B. Westrate	8,000	4,419	---	2,419
_____________
1.
No director received personal benefits or perquisites exceeding $10,000 in the aggregate.  The earnings on each director’s deferred compensation account, excluding the above-market earnings reported in the preceding column, are reported in the footnotes below.

Each director, except the Chairman, receives a fee of $666.66 per month for services on the boards of Citizens Community Bancorp, Inc, and Citizens Community Federal.  The Chairman is paid $1,500 per month for board and board committee service.  Total fees paid to directors of CCBI and Citizens Community Federal during fiscal year ended September 30, 2007 were $49,333.

Citizens Community Federal maintains a Supplemental Executive and Director's Retirement Plan, which is an unfunded, non-contributory defined benefit plan providing for supplemental pension benefits for certain key employees and directors.  Benefits are based on a formula that includes participants' past and future earnings and years of service with Citizens Community Federal.  This retirement plan is administered by the Compensation Committee, which selects participants in the plan.  Director McHugh is credited with one month of service under the plan for each month served since August 1, 2002.  The remaining directors are credited with one month of service under the plan for every two months of service since August 1, 2002.  The benefits under the plan are monthly payments for the lesser of 120 months or actual months of service under the plan, rounded up to the next full quarter end.  All of the non-employee directors are participants in the plan.  Director McHugh has quarterly benefits of $4,500 per quarter, and the remaining non-officer directors have quarterly benefits of $2,000 per quarter. Unless a vesting schedule is included in a participant's plan agreement, each participating director is fully vested in the benefits under the plan upon executing the plan agreement.  The benefits under the plan are unfunded and unsecured and are merely promised by Citizens Community Federal.  We are under no obligation to fund the plan in advance; however, if we chose to do so, such funded amounts would be automatically expensed at the time of funding.  We accrue for the new liability based on a present valuation calculation.  Benefits are expensed on a straight line basis over the remaining months until eligible retirement.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them.  Except for loans by the Bank, which are governed by a separate policy, these transactions that qualify as “related party” transactions under applicable regulations of the Securities and Exchange Commission are subject to the review and approval of the Audit/Compliance Committee and ratification by the Board of Directors.  All other transactions with executive officers, directors and related persons are approved by the Board of Directors.  There were no transactions or series of transactions of this nature during 2007, the amount of which exceeded $120,000.

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.  These loans to directors and executive officers are not made at preferential rates.  No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below market interest rate loans exceeding $120,000 in the aggregate at September 30, 2007.  Loans to all directors and executive officers and their associates totaled approximately $26,589 at September 30, 2007, which was approximately 0.03% of the Company’s consolidated stockholders’ equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at September 30, 2007.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Compensation Committee's review of and discussion with management with respect to the CD&A, the Compensation Committee recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

The foregoing report is provided by the Compensation Committee of the Board of Directors:

Richard McHugh
David Westrate

PROPOSAL III

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee has appointed Wipfli LLP as the independent public accounting firm to audit Citizens Community Bancorp, Inc.'s financial statements for the fiscal year ending September 30, 2007. In making its determination to appoint Wipfli LLP as Citizens Community Bancorp, Inc.'s independent auditors for the 2008 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Wipfli LLP, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the annual meeting. If the appointment of Wipfli LLP is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Wipfli LLP.

A representative of Wipfli LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors of Citizens Community Bancorp, Inc. unanimously recommends that you vote "FOR" the ratification of the appointment of Wipfli LLP as independent auditors for Citizens Community Bancorp, Inc. for the fiscal year ending September 30, 2008.

FINANCIAL STATEMENTS

Citizens Community Bancorp, Inc.'s annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Citizens Community Bancorp, Inc. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

In addition, a copy of Citizens Community Bancorp, Inc.'s annual report on Form 10-K for the fiscal year ended September 30, 2007, is available to each record and beneficial owner of Citizens Community Bancorp, Inc.'s common stock without charge upon written request to the Corporate Secretary, Citizens Community Bancorp, Inc. 2174 EastRidge Center, Eau Claire, Wisconsin, 54701.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in Citizens Community Bancorp, Inc.'s proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Citizens Community Bancorp, Inc.'s main office at 2174 EastRidge Center, Eau Claire, Wisconsin, no later than September 17, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in Citizen Community Bancorp's proxy materials), Citizen Community Bancorp's Charter and Bylaws.

To be considered for presentation at next year's annual meeting, although not included in the proxy materials for that meeting, any shareholder proposal must be received at Citizens Community Bancorp, Inc.'s executive office at least five days prior to next year's annual meeting.

ANNUAL REPORTS

A copy of the Form 10-K as filed with the SEC will be furnished without charge upon written request to John D. Zettler, Chief Financial Officer, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

APPENDIX A

CITIZENS COMMUNITY BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS
                                                                        Page

ARTICLE I PURPOSE                                                         1

Section 1.1           General Purpose of the Plan.                                                                                                                           1

ARTICLE II DEFINITIONS                                                                                                                                          1

ARTICLE III AVAILABLE SHARES                                                                                                                                      4

Section 3.1           Shares Available Under the Plan.                                                                                                                  4
Section 3.2   Shares Available for Options and Stock Appreciation Rights.                                                                 4
Section 3.3   Shares Available for Restricted Stock Awards.                                                                                         4
Section 3.4          Computation of Shares Issued.                                                                                                                         4

ARTICLE IV ADMINISTRATION                                                                                                                                                             4

Section 4.1          Committee.                                                                                                                                                            4
Section 4.2          Committee Powers.                                                                                                                                             4

ARTICLE V STOCK OPTIONS                                                                                                                                                                5

Section 5.1          Grant of Options.                                                                                                                                               5
Section 5.2          Size of Option.                                                                                                                                                      5
Section 5.3          Exercise Price.                                                                                                                                                      5
Section 5.4          Exercise Period.                                                                                                                                                   5
Section 5.5          Vesting Date.                                                                                                                                                       6
Section 5.6   Additional Restrictions on Incentive Stock Options.                                                                                 6
Section 5.7           Method of Exercise.                                                                                                                                          6
Section 5.8           Limitations on Options.                                                                                                                                    7
Section 5.9           Prohibition Against Option Repricing.                                                                                                           8

ARTICLE VI STOCK APPRECIATION RIGHTS                                                                                                                                   8

Section 6.1          Grant of Stock Appreciation Rights.                                                                                                             8
Section 6.2          Size of Stock Appreciation Right.                                                                                                                    8
Section 6.3          Exercise Price.                                                                                                                                                     8
Section 6.4          Exercise Period.                                                                                                                                                   9
Section 6.5          Vesting Date.                                                                                                                                                       9
Section 6.6         Method of Exercise.                                                                                                                                             9
Section 6.7         Limitations on Stock Appreciation Rights.                                                                                                   10
Section 6.8         Prohibition Against Stock Appreciation Right Repricing.                                                                           10

ARTICLE VII RESTRICTED STOCK AWARDS                                                                                                                                   10

Section 7.1         In General.                                                                                                                                                           10
Section 7.2         Vesting Date.                                                                                                                                                       11
Section 7.3         Dividend Rights.                                                                                                                                                  12
Section 7.4         Voting Rights.                                                                                                                                                     12
Section 7.5         Designation of Beneficiary.                                                                                                                              12
Section 7.6         Manner of Distribution of Awards.                                                                                                               12

ARTICLE VIII SPECIAL TAX PROVISION                                                                                                                                           12

Section 8.1          Tax Withholding Rights.                                                                                                                                  12

ARTICLE IX AMENDMENT AND TERMINATION                                                                                                                            12

Section 9.1         Termination                                                                                                                                                          12
Section 9.2         Amendment.                                                                                                                                                          13
Section 9.3         Adjustments in the Event of Business Reorganization.                                                                               13

ARTICLE X MISCELLANEOUS                                                                                                                                                             13

Section 10.1      Status as an Employee Benefit Plan.                                                                                                               13

A-i

Section 10.2       No Right to Continued Employment.                                                                                                                  13
Section 10.3       Construction of Language.                                                                                                                                  13
Section 10.4       Governing Law.                                                                                                                                                       14
Section 10.5       Headings.                                                                                                                                                                  14
Section 10.6       Non-Alienation of Benefits.                                                                                                                                 14
Section 10.7       Notices.                                                                                                                                                                     14
Section 10.8       Approval of Shareholders.                                                                                                                                   14

A-ii

Citizens Community Bancorp, Inc.
2008 Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1                                 General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of Citizens Community Bancorp, Inc., to provide directors, advisory directors, officers and employees of Citizens Community Bancorp, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Citizens Community Bancorp, Inc.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant's death.

Board means the Board of Directors of Citizens Community Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:

any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Citizens Community Bancorp, Inc., a Federal corporation, and any successor thereto.

Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

Effective Date means the date on which the Plan is approved by the stockholders of Citizens Community Bancorp, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan, as amended from time to time.

Qualified Domestic Relations Order means a Domestic Relations Order that:

clearly specifies:

The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

the amount or percentage of the Option Holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

the number of payments or the period to which such Domestic Relations Order applies; and

the name of this Plan; and

does not require the payment of a benefit in a form or amount that is:

not otherwise provided for under the Plan; or

inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order, including the approval of a property settlement that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Citizens Community Bancorp, Inc.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1                                 Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 597,605 Shares.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2                                 Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 426,860 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 106,715 Shares.

Section 3.3                                 Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX and the limitations under Section 3.4 below, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 170,745 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 42,686.

Section 3.4                                 Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

ARTICLE IV
ADMINISTRATION

Section 4.1                                 Committee.

(a)            The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)            The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)            The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2                                 Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V

STOCK OPTIONS

Section 5.1                                 Grant of Options.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b)            Any Option granted shall be evidenced by an Award Agreement which shall:

specify the number of Shares covered by the Option;

specify the Exercise Price;

specify the Exercise Period;

specify the Vesting Date; and

contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2                                 Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3                                 Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4                                 Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

the date specified by the Committee in the Award Agreement;

the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5                                 Vesting Date.

(a)            The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b)            Unless otherwise determined by the Committee and specified in the Award Agreement:

if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6                                 Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7                                 Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

satisfying such other conditions as may be prescribed in the Award Agreement.

(b)            The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

in cash (by certified or bank check or such other instrument as the Company may accept); or

if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)            When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8                                 Limitations on Options.

(a)            An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)            The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)            An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9                                 Prohibition Against Option Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1                                 Grant of Stock Appreciation Rights.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b)            Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

specify the number of Shares covered by the Stock Appreciation Right;

specify the Exercise Price;

specify the Exercise Period;

specify the Vesting Date;

specify that the Stock Appreciation Right shall be settled in Shares; and

contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2                                 Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3                                 Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4                                 Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

the date specified by the Committee in the Award Agreement;

the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

the last day of the one-year period commencing on the date of the Participant's termination of Service due to death or Disability;

as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5                                 Vesting Date.

(a)            The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b)            Unless otherwise determined by the Committee and specified in the Award Agreement:

if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;

if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6                                 Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

satisfying such other conditions as may be prescribed in the Award Agreement.

(b)            When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 6.7                                 Limitations on Stock Appreciation Rights.

(a)            A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)            The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)            A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8                                 Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1                                 In General.

(a)            Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

the number of Shares or Share Units covered by the Restricted Stock Award;

the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

the date of grant of the Restricted Stock Award;

the Vesting Date for the Restricted Stock Award;

as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances, if any, prior to the Vesting Date pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)            All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of an Award Agreement between Citizens Community Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Citizens Community Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c)            Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

Section 7.2                                 Vesting Date.

(a)            The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)            Unless otherwise determined by the Committee and specified in the Award Agreement:

        if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and

if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3                                 Dividend Rights.

Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 7.4                                 Voting Rights.

Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5                                 Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant's death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

Section 7.6                                 Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION

Section 8.1                                 Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1                                 Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2                                 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  To the extent OTS regulations are changed subsequent to the Effective Date, the Board shall have the right but not the obligation, to amend or revise the Plan without shareholder approval to conform to the revised regulations.

Section 9.3                                 Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

Section 10.1                                 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2                                 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3                                 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4                                 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Wisconsin without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.5                                 Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.6                                 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.7                                 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)            If to the Committee:

Citizens Community Bancorp, Inc.

2174 EastRidge Center

Eau Claire, Wisconsin   54701

Attention:  Corporate Secretary

(b)            If to a Participant, to such person's address as shown in the Company's records.

Section 10.8                                 Approval of Shareholders.

The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the date the Board adopts the Plan.

REVOCABLE PROXY

CITIZENS COMMUNITY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

February 21, 2008

The undersigned hereby appoints James G. Cooley and Richard McHugh as the official Proxy Committee of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Chippewa Falls branch office of Citizens Community Federal located at 427 West Prairie View Road, Chippewa Falls, Wisconsin, on Thursday, February 21, 2008, at 4:00 p.m., local time, and at any and all adjournments thereof.  The Board of Directors recommends a vote "FOR" the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

			VOTE FOR	VOTE WITTHELD
1.	The election as directors of all nominees listed below (except as marked to the contrary below).		G	G
Richard McHugh Thomas C. Kempen

Instructions:To vote for all nominees, mark the box "FOR" with an "X". To withhold your vote for an individual nominee, mark the box "FOR" with an "X" and write the name of the nominee on the line provided below for whom you wish your vote withheld. To withhold your vote as to all nominees, mark the box "VOTE WITHHELD" with an "X".

		VOTE FOR	VOTE AGAINST	ABSTAIN
2.	The approval of the Citizens Community Bancorp, Inc. 2008 Equity Incentive Plan.	G	G	G

		VOTE FOR	VOTE AGAINST	ABSTAIN
3.	The ratification of the appointment of Wipfli, LLP as auditors of the Corporation for the fiscal year ending September 30, 2008.	G	G	G
4.	Such other matters that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS
STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS
PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST
JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS
OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Back of Card)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc., prior to the execution of this proxy, the Notice of Annual Meeting, a Proxy Statement and Citizens Community Bancorp, Inc.'s 2007 Annual Report to Shareholders.

Dated:                       _____________________, 2008

_______________________________                                                                              _______________________________

PRINT NAME OF SHAREHOLDER                                                                                      PRINT NAME OF SHAREHOLDER

______________________________                                                                                _______________________________

SIGNATURE OF SHAREHOLDER                                                                                        SIGNATURE OF SHAREHOLDER

                     Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE -PREPAID
ENVELOPE.